                                                                  Exhibit 10(dd)


                           STOCK PURCHASE AGREEMENT

                                 by and between

                            NUTRAMAX PRODUCTS, INC.,

                                      and

                           CAPE ANN INVESTORS, L.L.C.

                          Dated as of November 6, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

I.   PURCHASE AND SALE                                                        2

         1.1.  Purchase and Sale                                              2
         1.2.  Purchase Price                                                 3
         1.3.  Closing                                                        3

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                            7

         2.1.  Due Organization, etc.                                         7
         2.2.  Compliance with Law                                            8
         2.3.  Authorization; Execution and Delivery of Agreement             9
         2.4.  No Conflict; No Consent                                       10
         2.5.  Capital Stock                                                 11
         2.6.  SEC Reports                                                   12
         2.7.  Financial Statements                                          12
         2.8.  No Brokers                                                    13
         2.9.  Litigation and Claims                                         13
         2.10. Use of Proceeds                                               14

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER                         14

         3.1.  Due Organization, etc.                                        14
         3.2.  Authorization; Execution and Delivery of Agreement            14
         3.3.  No Conflict; No Consent                                       15
         3.4.  No Brokers                                                    16
         3.5.  Litigation and Claims                                         16
         3.6.  Investment Purposes                                           16

IV.  COVENANTS OF THE COMPANY                                                17

         4.1.  Conduct of Business                                           17
         4.2.  Exchange of Stock Certificates                                18
         4.3.  Lost, Stolen, Destroyed or Mutilated Stock Certificates       18
         4.4.  Course of Dealings with Lenders                               18
         4.5.  Board Representation                                          19
         4.6.  Other Purchase Agreements                                     19

V.   COVENANTS OF THE PURCHASER AND THE COMPANY                              19

         5.1.  Access; Confidentiality                                       19
         5.2.  Hart-Scott-Rodino Act Filings                                 20
         5.3.  Public Disclosure and Confidentiality                         21
         5.4.  Certain Notifications                                         21
         5.5.  Efforts to Consummate; Further Actions                        21
         5.6.  Standstill Obligations of the Purchaser                       22
         5.7.  Proxy Statement; Stockholder Approval                         29

VI.  REGISTRATION RIGHTS                                                     30

         6.1.  "Piggyback" Registration                                      30
         6.2.  Demand Registration                                           31
         6.3.  General Provisions                                            32
         6.4.  Information, Documents, Etc.                                  34
         6.5.  Expenses                                                      35
         6.6.  Cooperation                                                   36
         6.7.  Action to Suspend Effectiveness; Supplement to
               Registration Statement                                        37
         6.8.  Indemnification                                               39

VII.  INDEMNIFICATION                                                        45

         7.1.  Indemnification by the Company                                45
         7.2.  Indemnification by the Purchaser                              45

VIII. TERMINATION                                                            46

         8.1  Termination                                                    46

IX.   GENERAL PROVISIONS                                                     47

         9.1. Survival of Representations, Warranties and Agreements         47
         9.2. Notices                                                        47
         9.3. General                                                        49
         9.4. Governing Law                                                  51
         9.5. Severability of Provisions                                     51
         9.6. Captions                                                       51
         9.7. Expenses                                                       51
         9.8. Equitable Relief                                               52
         9.9. Definitions                                                    52

SCHEDULE 2.5(b)

SCHEDULE 2.7(c)

          STOCK PURCHASE AGREEMENT (this "Agreement") dated as of November 6,
                                          ---------
1997 by and between NUTRAMAX PRODUCTS, INC., a Delaware corporation (the "Company"), and CAPE ANN INVESTORS, L.L.C., a Delaware limited liability company
--------
(the "Purchaser").
      ---------

          WHEREAS, the parties hereto are party to a Stock Purchase Agreement dated as of August 12, 1997 (as amended through the date hereof, the "1997 Stock
                                                                      ----------
Purchase Agreement"), pursuant to which the Purchaser purchased from the Company
------------------
shares of the Company's Common Stock, par value $0.001 per share (the "Common
                                                                       ------
Stock");
-----

          WHEREAS, the parties hereto are also party to an Agreement dated as of October 14, 1997 (as amended through the date hereof, the "October Agreement"),
                                                           -----------------
pursuant to which, among other things, the Purchaser purchased from the Company additional shares of Common Stock and the Company granted to the Purchaser and others certain warrants to purchase an aggregate of up to 225,000 shares of Common Stock (the "Warrants");
                   --------

          WHEREAS, the Company recently has defaulted on certain financial covenants contained in the Company's Credit Facilities (as hereinafter defined), waivers of which defaults were obtained from the Company's lenders under such credit agreements (the "Lenders");
                        -------

          WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, additional shares (the "Shares") of Common Stock;
                                       ------

          WHEREAS, the Purchaser and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

          WHEREAS, in conjunction with the transactions contemplated by this Agreement, the Company is also entering into agreements with each of Donald E. Lepone, the President and Chief Executive Officer of the Company, and Bernard J. Korman, the Chairman of the Board of Directors of the Company, with respect to the purchase from the Company by Messrs. Lepone and Korman (the "Lepone
                                                                 ------
Purchase" and the "Korman Purchase," respectively) of approximately 279,070
--------           ---------------
additional shares of Common Stock (such agreements, the "Lepone Purchase
                                                         ---------------
Agreement" and the "Korman Purchase Agreement," respectively, and, collectively,
---------           -------------------------
the "Purchase Agreements"); and
     -------------------

          WHEREAS, the proceeds from the sale of the Shares, together with the proceeds from the sale of shares of Common Stock pursuant to the Purchase Agreements, shall be used to facilitate the Company's negotiation of amendments to the financial covenants and other terms of the Credit Facilities and to enable the Company to retire existing indebtedness and to provide the Company with additional working capital;

          NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

                            I.   PURCHASE AND SALE

          1.1. Purchase and Sale.  Upon the terms and subject to the
               -----------------
conditions set forth in this Agreement, the Company agrees to issue, sell and deliver to the Purchaser, and the Purchaser agrees to purchase from the Company, 1,162,790 Shares. The Shares purchased and sold hereunder shall be free and clear of any liens, security interests, pledges, voting agreements, claims, options and encumbrances of every kind, character and description whatsoever ("Encumbrances"), except as contemplated by this Agreement.
--------------

          1.2. Purchase Price.  As consideration for the sale of the Shares,
               --------------
at the Closing (as hereinafter defined) the Purchaser shall pay the Company, in immediately available funds, a purchase price of $4.30 per share.

          1.3. Closing.  (a)  The closing of the transactions provided for in
               -------
this Agreement (the "Closing") shall take place on the second business day after
                     -------
the satisfaction or waiver of the conditions set forth in Sections 1.3(b) and 1.3(c) of this Agreement at the offices of Goodwin, Procter & Hoar, LLP, Exchange Place, Boston, Massachusetts, or at such other time and place as the parties may mutually agree.

                         (b)  Conditions Precedent to the Purchaser's
                              ---------------------------------------
Obligations.  The obligation of the Purchaser to consummate the transactions
-----------
described in this Agreement shall be subject to the satisfaction of the following conditions on or prior to the Closing: (i) the representations and warranties of the Company contained in this

Agreement shall have been true and correct when made and shall be true and correct in all material respects on the date of Closing with the same effect as if they were made on such date; (ii) the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company on or prior to the Closing; (iii) the Company shall have delivered to the Purchaser a certificate, dated the date of Closing and signed by a duly authorized officer of the Company, certifying as to the matters described in the foregoing clauses
(i) and (ii); (iv) no action, suit, investigation or proceeding shall have been instituted before any court, administrative body or governmental agency (a "Governmental Entity") which seeks to restrain the consummation of, prohibit or
 -------------------
declare illegal, or obtain a material amount of damages arising from the transactions contemplated by this Agreement and which is likely, in the Purchaser's reasonable judgment, to be successful on the merits, and no temporary restraining order or injunction shall have been issued by any Governmental Entity restraining or prohibiting, and no other Legal Requirement (as hereinafter defined) shall have come into effect making illegal, the performance of this Agreement or the consummation of any of the transactions contemplated hereby; (v) all consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Authority (as hereinafter defined) in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, and all waiting periods specified under applicable Legal Requirements (including any such waiting period applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-
                                                                       ----
Scott-Rodino Act")), and all extensions thereof, the passing of which is
----------------
required for such consummation, shall have passed, except as to such consents, approvals, permits, authorizations or filings that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets or liabilities of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"); (vi) the issuance and sale of Common Stock
------------------------
contemplated by this Agreement shall have been approved by the requisite affirmative vote of the stockholders of the Company; (vii) from and after the date of this Agreement, there shall not have occurred any changes concerning the Company that, when combined, without duplication, with all other changes concerning the Company from and after the date of this Agreement, have had or would reasonably be expected to have a Material Adverse Effect; (viii) the Company shall have obtained a waiver from the Lenders of any covenant defaults under the Credit Facilities during the fourth quarter of fiscal 1998 and shall have entered into amendments (the "Credit Facility
                                                         ---------------
Amendments") to each of the Revolving Credit and Term Loan Agreement, dated as
----------
of December 30, 1996, as amended, between the Company, The First National Bank of Boston ("FNBB"), Fleet National Bank, National Bank of Canada, The Sumitomo
            ----
Bank, Limited, and FNBB, as Agent (the "Loan Agreement"), and the Purchase
                                        --------------
Agreement, dated as of December 30, 1996, as amended, between the Company and ING (U.S.) Capital Corporation (together with the Loan Agreement, the "Credit
                                                                       ------
Facilities"), the terms of which amendments shall be reasonably satisfactory to
----------
the Purchaser, and such waiver and amendments shall be in full force and effect without waiver or change in the material terms thereof; and (viii) all conditions precedent to consummation of the Lepone Purchase and the Korman Purchase shall have been satisfied or waived by the appropriate party, and no amendment to the Lepone Purchase Agreement or the Korman Purchase Agreement shall have been executed or agreed to that changes the material terms thereof in a manner adverse to the Company without the Purchaser's prior written consent. In the event any of the foregoing conditions to the Purchaser's obligation to close hereunder is not satisfied on or before the Closing, the Purchaser may waive such condition and proceed to Closing. As used herein, "Legal
                                                              -----
Requirements" shall include laws, regulations, ordinances, orders, decrees,
------------
permits, licenses, consents, approvals, registrations, authorizations and qualifications required by or from any federal, state, local or foreign governmental or regulatory authority (each, an "Authority").
                                                ---------

          (c) Conditions Precedent to the Company's Obligations.  The obligation
              -------------------------------------------------
of the Company to consummate the transactions described in this Agreement shall be subject to the satisfaction of the following conditions on or prior to the
Closing: (i) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects on the date of Closing with the same effect as if they were made on such date; (ii) the Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing; (iii) the Purchaser shall have delivered to the Company a certificate, dated the date of Closing and signed by a duly authorized signatory of the Purchaser, certifying as to the matters described in the foregoing clauses (i) and (ii); (iv) no action, suit, investigation or proceeding shall have been instituted before any Governmental Entity which seeks to restrain the consummation of, prohibit or declare illegal, or obtain a material amount of damages arising from the transactions contemplated by this Agreement and which is likely, in the Company's reasonable judgment, to be successful on the merits and no temporary restraining order or injunction shall have been issued by any Governmental Entity restraining or prohibiting, and no other Legal Requirement shall have come into effect making illegal, the performance of this Agreement or the consummation of any of the transactions contemplated hereby; (v) all consents, approvals, permits and authorizations required to be obtained from, and all filings required to be made with, any Authority in connection with the consummation of the transactions contemplated hereby shall have been obtained or made, and all waiting periods specified under applicable Legal Requirements

(including any such waiting period applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Act), and all extensions thereof, the passing of which is required for such consummation, shall have passed, except as to such consents, approvals, permits, authorizations or filings that, individually or in the aggregate would not have a Material Adverse Effect; (vi) the issuance and sale of Common Stock contemplated by this Agreement shall have been approved by the requisite affirmative vote of the stockholders of the Company; and (vii) from and after the date of this Agreement, there shall not have occurred any changes concerning the Purchaser that, when combined, without duplication, with all other changes concerning the Purchaser from and after the date of this Agreement, have had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, operations, properties, assets or liabilities of the Purchaser (a "Purchaser Material
                                                       ------------------
Adverse Effect").  In the event any of the foregoing conditions to the Company's
--------------
obligation to close hereunder is not satisfied on or before the Closing, the Company may waive such condition and proceed to Closing.

          (d)  Company Closing Deliveries.  At the Closing, the Company will
               --------------------------
deliver to the Purchaser the following:

               (i) a stock certificate or certificates representing the Shares; and

               (ii) a certificate of the Secretary of the Company certifying as to the adoption and effect of resolutions of the Board of Directors of the Company (the "Board") authorizing the
                                                   -----
                    execution, delivery and performance of this Agreement.

          (e)  Purchaser Closing Deliveries.  At the Closing, the Purchaser will
               ----------------------------
deliver to the Company the following:

               (i) a certificate of the Managing Member of the Purchaser certifying as to the adoption and effect of resolutions of the Purchaser authorizing the execution, delivery and performance of this Agreement; and

               (ii) payment of the purchase price provided by Section 1.2.

              II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          2.1. Due Organization, etc.  The Company and each of its Subsidiaries
               ---------------------
(as hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to own, operate and lease its respective properties and assets and to conduct its respective businesses as now conducted and is qualified to do business in each state or other jurisdiction where the nature of its properties, assets or businesses requires such qualification other than where the failure to be so qualified would not, individually or in the aggregate have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary of the Company are validly issued, fully paid and non-assessable, other than the shares of capital stock of foreign Subsidiaries which are not fully paid and which failure to be fully paid, individually or in the aggregate, does not have a Material Adverse Effect, and all of such outstanding shares are owned, directly or indirectly, by the Company free and clear of all Encumbrances, except for liens or security interests or pledge arrangements involving the capital stock of the Subsidiaries in favor of the Company's lenders. "Subsidiary" means a corporation or other business
                        ----------
arrangement a majority of the outstanding voting securities or ownership interests of which is owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more other Subsidiaries.

          2.2. Compliance with Law.  The Company and each Subsidiary has
               -------------------
obtained and maintains in full force and effect all permits, licenses, consents, approvals, registrations, memberships, authorizations and qualifications under all federal, state, local and foreign laws and regulations, and with all Authorities, required for the conduct by it of its businesses and the ownership or possession by it of its properties and assets other than where the failure to obtain or maintain such permits, licenses, consents, approvals, registrations, memberships, authorizations or qualifications would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each Subsidiary are in compliance with all laws, regulations, ordinances, orders and decrees (including, without limitation, all environmental and occupational, health and safety laws) of any Authority applicable to the conduct by the Company and each Subsidiary of their respective businesses and to their ownership and possession of their respective properties and assets, other than where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect.

          2.3.  Authorization; Execution and Delivery of Agreement.  (a) Except
                --------------------------------------------------
to the extent that the By-laws of, or other rules or regulations promulgated by, the National Association of Securities Dealers ("NASD") applicable to Nasdaq
                                                 ----
SmallCap listed companies may require stockholder approval of the issuance of shares hereunder, the execution and delivery of this Agreement, the issuance and sale of the Shares to the Purchaser and the consummation of the transactions contemplated hereby (i) do not require the approval or consent of any stockholders of the Company and (ii) have been duly authorized by all necessary corporate action on the part of the Company for all purposes, including Section 203 of the Delaware General Corporation Law. Except to the extent that the By-laws of, or other rules or regulations promulgated by, the NASD applicable to Nasdaq SmallCap listed companies may require stockholder approval of the issuance of shares hereunder, this Agreement has been duly executed and delivered by the Company and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Company, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

          (b) Except to the extent that the By-laws of, or other rules or regulations promulgated by, the NASD applicable to Nasdaq SmallCap listed companies may require stockholder approval of the issuance of shares hereunder,
(i) the Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor set forth herein, the Shares will be validly issued, fully paid and non-assessable and
(ii) the Purchaser will acquire valid and marketable title to the Shares, free and clear of any Encumbrances except as contemplated by this Agreement.

          2.4. No Conflict; No Consent.  Except to the extent that the By-laws
               -----------------------
of, or other rules or regulations promulgated by, the NASD applicable to Nasdaq SmallCap listed companies may require stockholder approval of the issuance of shares hereunder, the execution and delivery of this Agreement, the issuance and sale of the Shares to the Purchaser and the consummation of the transactions contemplated hereby do not, and will not, conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Company or any Subsidiary under, (i) any provision of the certificate of incorporation or by-laws or similar constituent documents of the Company or any Subsidiary, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, license, registration, membership, authorization or qualification from any Authority, of the Company or any Subsidiary or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Company or any of its Subsidiaries is a party or by which any of them is bound, other than, in the case of clause (ii) above, where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority or third party is required to be made or obtained by the Company or any Subsidiary (including, without limitation, under any environmental or occupational, health and safety laws) in order to execute or deliver this Agreement, issue and sell the Shares or to consummate the transactions contemplated hereby, other than (A) as may be required by the Hart-Scott-Rodino Act, (B) as a result of the periodic reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (C) the listing requirements of the NASDAQ SmallCap
      ------------
Market, or except where the failure to make or obtain any such consent, approval, order, authorization, registration, declaration, filing or notice would not have a Material Adverse Effect.

          2.5. Capital Stock.  (a)  The authorized capital stock of the Company
               -------------
consists of 20,000,000 shares of Common Stock, of which, as of October 3, 1998, 5,682,168 shares were outstanding and 9,665 shares were held in treasury and 1,296,633 shares are reserved for future issuance pursuant to any option, warrant or other rights agreement, arrangement or other commitment. All of the issued and outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable.

          (b) (i) Other than this Agreement, the Lepone Purchase Agreement, the Korman Purchase Agreement and the Warrants or as set forth on Schedule 2.5(b) hereto, there are not authorized or outstanding any subscriptions, options, conversion rights, warrants or other agreements, securities or commitments of any nature whatsoever (whether oral or written and whether firm or conditional) obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, to any person any shares of Common Stock or any other shares of the capital stock of the Company or any shares of the capital stock of any Subsidiary, or any securities convertible into or exchangeable for any such shares, or obligating any such person to grant, extend or enter into any such agreement or commitment; and (ii) except as set forth on Schedule 2.5(b) hereto, there is no obligation, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any share of capital stock or other equity interests of the Company or any Subsidiary. No class of capital stock of the Company is entitled to preemptive rights.

          2.6. SEC Reports.  Except with respect to the amendment to the
               -----------
Current Report on Form 8-K dated September 11, 1998 (filed with the Commission (as hereinafter defined) on September 26, 1998) contemplated by the disclosure contained in Items 7(a) and (b) thereof, the Company has filed with the Securities and Exchange Commission (the "Commission") all proxy
                                         ----------
statements, reports, forms and other documents required to be filed by it after January 1, 1995 under the Exchange Act (collectively, the "SEC Reports"). As of
                                                           -----------
their respective dates, the SEC Reports (i) complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.7. Financial Statements.  (a)  The financial statements
               --------------------
(including any related notes) included in the SEC Reports (the "Financial
                                                                ---------
Statements") have been prepared in accordance with generally accepted accounting
----------
principles consistently applied throughout the periods involved (except as may be noted therein) and fairly present the consolidated financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which were or, except as otherwise disclosed to the Purchaser in writing, will be material in amount or effect) and except as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act).

          (b) On the date hereof, except as disclosed in the SEC Reports, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due and whether or not required to be disclosed in the SEC Reports, other than liabilities that have been disclosed to the Purchaser in writing, have been incurred in the ordinary course of business or are not in the aggregate material to the Company and its Subsidiaries taken as a whole. Since September 28, 1996, the Company has not declared or paid any dividends to any of its stockholders.

          (c) Except as set forth on Schedule 2.7(c), since September 28, 1996, the Company and each of its Subsidiaries have conducted their respective businesses only in the ordinary course in substantially the same manner as theretofore conducted and the Company and its Subsidiaries, taken as a whole, have not undergone or suffered any Material Adverse Effect, except as otherwise disclosed to the Purchaser in writing.

          2.8. No Brokers.  No broker, finder or investment banker is entitled
               ----------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

          2.9. Litigation and Claims.  There is no claim, prosecution, suit,
               ---------------------
action, arbitration, proceeding, investigation or review pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of their respective properties or assets (nor, to the knowledge of the Company, are there any facts or circumstances providing a basis for any such claim, prosecution, suit, action, arbitration, proceeding, investigation or review) which, if adversely determined, would be reasonably likely to have a Material Adverse Effect or would prohibit or impose any limitations on the Purchaser's ownership of the Shares or would prohibit or make illegal the acceptance for payment, purchase of or payment for the Shares. Neither the Company nor any of its Subsidiaries is in default with respect to any judgment, decree, injunction, rule or order of any court, arbitrator or Authority outstanding against or binding upon the Company or any of its Subsidiaries, other than where any such defaults would not, individually or in the aggregate, have a Material Adverse Effect.

          2.10. Use of Proceeds.  The Company intends to use the proceeds from
                ---------------
the sale of Shares to retire debt of the Company under the revolving credit facility under the Loan Agreement and for other general corporate purposes.

                    III. REPRESENTATIONS AND WARRANTIES OF
                                 THE PURCHASER

          The Purchaser represents and warrants to the Company that:

          3.1.  Due Organization, etc.  The Purchaser is a limited liability
                ---------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has no direct or indirect subsidiaries.

          3.2.  Authorization; Execution and Delivery of Agreement.  The
                --------------------------------------------------
Purchaser has all requisite power and authority to execute this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and this Agreement constitutes the legal, valid, binding and enforceable obligation of the Purchaser, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          3.3.  No Conflict; No Consent.  The execution and delivery of this
                -----------------------
Agreement, the issuance and sale of the Shares to the Purchaser and the consummation of the transactions contemplated hereby do not, and will not, conflict with, or result in any violation of or default under, or permit the acceleration of any obligation under, or the creation or imposition of any Encumbrance on any of the properties or assets of the Purchaser under, (i) any provision of the certificate of organization and limited liability company agreement or similar constituent documents of the Purchaser, (ii) any indenture, lease, mortgage, deed of trust, loan agreement or other agreement or instrument, or any permit, license, registration, membership, authorization or qualification from any Authority, of the Purchaser or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation of any Authority to which the Purchaser is a party or by which it is bound, other than, in the case of clause
(ii) above, where such conflict, violation, default, acceleration or Encumbrance would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Other than as required by the Hart-Scott-Rodino Act or as a result of the reporting requirements of the Exchange Act, no consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Authority is required to be made or obtained by the Purchaser in order to execute or deliver this Agreement or to consummate the transactions contemplated hereby.

          3.4.  No Brokers.  No broker, finder or investment banker is
                ----------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

          3.5.  Litigation and Claims.  There is no claim, prosecution, suit,
                ---------------------
action, arbitration, proceeding, investigation or review pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, or any of its properties or assets which, if adversely determined, would prohibit or make illegal the purchase of or payment for the Shares.

          3.6.  Investment Purposes.  (a)  The Purchaser, by reason of its
                -------------------
business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Shares, and is purchasing the Shares hereunder for its own account, for investment only and not with a view to, or any present intention of, effecting a distribution of such securities or any part thereof. The Purchaser acknowledges that the Shares to be purchased hereunder have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other
      --------------
jurisdiction and cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or exemption from such registration is available.

          (b) The Purchaser is an "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act.

          (c) The Purchaser has had the opportunity to ask questions and to receive answers concerning the financial condition, operations and prospects of the Company and the terms and conditions of the Purchaser's investment, as well as the opportunity to obtain any additional information necessary to verify the accuracy of information furnished in connection therewith that the Company possesses or can acquire without unreasonable effort or expense.

                         IV.  COVENANTS OF THE COMPANY

          The Company covenants and agrees that:

          4.1.  Conduct of Business.  Except as specifically consented to in
                -------------------
writing by the Purchaser or expressly contemplated by this Agreement, during the period from the date of this Agreement up to and including the date of the Closing, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the usual and ordinary course consistent with past practice and use its reasonable best efforts to preserve its business organization intact, to keep available the services of its key employees, material independent contractors and material consultants currently employed, to preserve the present relationships with customers, suppliers and other Persons (as hereinafter defined) with whom it has significant business relations, to maintain books and records in the usual and ordinary manner, and to preserve the goodwill and ongoing business; and (ii) except pursuant to agreements or commitments entered into by the Company or its Subsidiaries prior to the date of this Agreement and listed on Schedule 2.5(b) hereto, not issue or sell (or agree to issue or sell) any stock of any class or any other securities, or any options, warrants, conversion or other rights to purchase any such securities, or grant, or agree to grant, any such options or modify or alter the terms of any of the above. As used herein, "Person" means any individual, partnership, joint
                        ------
venture, firm, corporation, association, trust or other entity or any government or political subdivision or agency, department or instrumentality thereof.

          4.2.  Exchange of Stock Certificates.  Promptly upon surrender of
                ------------------------------
any certificates representing Shares at the office of the Company, the Company will, at its expense, execute and deliver to the Purchaser a new certificate or certificates in denominations specified by the Purchaser for an aggregate number of Shares equal to the number of Shares represented by the certificates surrendered.

          4.3.  Lost, Stolen, Destroyed or Mutilated Stock Certificates.  Upon
                -------------------------------------------------------
receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for Shares and, in the case of loss, theft or destruction, upon delivery of an indemnity satisfactory to the Company (which, in the case of the Purchaser may be an undertaking by the Purchaser to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of Shares equal to the number of Shares represented by the certificate lost, stolen, destroyed or mutilated.

          4.4.  Course of Dealings with Lenders.  The Company shall use its
                -------------------------------
reasonable best efforts to obtain the consents and approvals of the Lenders, and to negotiate and enter into

Credit Facility Amendments, necessary for the consummation of the transactions contemplated by this Agreement. The Company shall keep the Purchaser apprised of all material developments in connection with the negotiation of the Credit Facility Amendments. Without limiting the foregoing, the Company shall provide to the Purchaser, promptly after receipt thereof by the Company, a copy of each draft of the proposed amendments to the Credit Facilities and shall consult with the Purchaser in connection with the negotiation thereof.

          4.5.  Board Representation.  At each annual meeting of the
                --------------------
stockholders of the Company after the Closing, so long as the Purchaser shall own Shares representing 5% or more of the total issued and outstanding shares of Common Stock as of the date which is thirty (30) days immediately preceding the record date of such meeting, the Company shall include in the slate of nominees for election as the Board at such meeting, David M. Schulte or one other officer or individual member of the Purchaser designated by the Purchaser (which designee shall not include any individual whose membership on the Board would be a violation of law), provided that the Company has consented to such other designee, which consent shall not be unreasonably withheld.

          4.6.  Other Purchase Agreements.   The Company shall provide to the
                -------------------------
Purchaser, promptly after receipt or completion thereof by the Company, a copy of the proposed final draft of each of the Lepone Purchase Agreement and the Korman Purchase Agreement and of any proposed amendment of either thereof (or any proposed waiver of any of the terms or conditions of either thereof).

                V.  COVENANTS OF THE PURCHASER AND THE COMPANY

          5.1.  Access; Confidentiality.  (a)  At the reasonable request of
                -----------------------
the Purchaser, the Company shall give the officers, attorneys, accountants and other authorized representatives of the Purchaser access, during normal business hours and upon reasonable notice, to all of the Company's, and the Subsidiaries' offices, facilities, properties and personnel. The Company will furnish the representatives of the Purchaser with all such information concerning the Company and its Subsidiaries as such representatives may reasonably request and cause the employees, accountants, independent accountants and attorneys of the Company and its Subsidiaries to cooperate fully with such representatives in connection with such review and examination and to make full disclosure to the Purchaser of all material facts concerning the Company and its Subsidiaries; provided, however, that the Purchaser will hold in strict confidence and not use
--------  -------
for its own benefit (other than in connection with the transactions contemplated by this Agreement), prior to the Closing, the documents and information (including all evaluation material relating to employees) furnished to the Purchaser concerning the Company and its Subsidiaries; and, if the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and all such documents and all copies thereof shall promptly thereafter be returned to the Company. The Purchaser further agrees that it shall be responsible for any breach of this Section 5.1 by any of its officers, attorneys, accountants and other authorized representatives.

No investigation by the Purchaser or any of its representatives pursuant to this
Section 5.1 shall affect any representation, warranty or closing condition of any party hereto.

          (b)   Chilmark Fund II, L.P. ("Chilmark") agrees that it shall be
                                        ---------
bound by the obligations of the Purchaser set forth in Section 5.1(a) as if it were the Purchaser for purposes of said section.

          5.2.  Hart-Scott-Rodino Act Filings.  Each party covenants and
                -----------------------------
agrees to file, if required, on a date no later than ten days from the date hereof a notification and report form pursuant to the Hart-Scott-Rodino Act with respect to the purchase by the Purchaser of the Shares pursuant to this Agreement and will provide promptly any supplemental information that may be requested in connection therewith. Each party will comply with all reasonable requests of the other party for information necessary in connection with the preparation by such other party of its notification and report form.

          5.3.  Public Disclosure and Confidentiality.  Each party hereby
                -------------------------------------
agrees that, prior to the Closing, except as required by applicable law (or under the rules and regulations of the Nasdaq Stock Market (or any national securities exchange on which the Common Stock is listed)), no press release or public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement, the terms hereof or the transactions contemplated hereby unless specifically approved in advance by both parties. In the event that a party views disclosure as required by applicable law (or the rules and regulations of the Nasdaq Stock Market or any such national stock exchange) as contemplated by the previous sentence, such disclosing party shall provide a copy of such disclosure to the other party within a reasonable period of time prior to such disclosure.

          5.4.  Certain Notifications.  At all times prior to the Closing,
                ---------------------
each party hereto shall promptly notify the other party in writing of the occurrence of any event which will or could reasonably result in the failure of any of the conditions contained in Article I hereof to be satisfied. Such notice shall be in additional to and not in lieu of the other notices and communications provided for herein.

          5.5.  Efforts to Consummate; Further Actions.  Subject to the terms
                --------------------------------------
and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

          5.6.  Standstill Obligations of the Purchaser.  (a)  As of the date
                ---------------------------------------
of this Agreement, none of the Purchaser, Chilmark or any Affiliate (as hereinafter defined) thereof beneficially owns any shares of Common Stock, except as disclosed in filings through the date hereof on Schedule 13D under the Exchange Act or as may be deemed to exist under the Exchange Act in respect of the Warrants. From and after the date of this Agreement until the Closing, none of the Purchaser or Chilmark (collectively, the "Stockholders") or any of their
                                                 ------------
Affiliates will acquire any securities issued by the Company or convertible into or exchangeable for any equity securities of the Company (collectively referred to as "Stock"),
                                                                       -----
except pursuant to the terms of this Agreement. For purposes of this Agreement, an "Affiliate" of any person, entity or corporation shall mean and include (i)
    ---------
any person, entity or corporation, now or hereafter, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with (through the ownership of voting securities or interests, by contract or otherwise) such person, entity or corporation, or (ii) any other person, entity or corporation acting in concert with such person, entity or corporation in connection with the Company with respect to any matter referred to in Section 5.6(d) of this Agreement or clauses (a)-(j) of Item 4 of Schedule 13D under the Exchange Act, or with respect to acquiring, holding, voting or disposing of any Stock. Each of the Stockholders acknowledges and agrees that a breach of any provision of this Agreement by any Stockholder or any Affiliate thereof shall constitute a breach by each Stockholder and that each Stockholder shall be fully liable for any breach of this Agreement by any other Stockholder or by any Affiliate of any Stockholder, it being understood that notwithstanding any other provision of this Agreement, any of the Stockholders and their Affiliates shall be entitled to act in concert with one another with respect to any action which a Stockholder or an Affiliate of a Stockholder would be permitted to take individually hereunder. For the purposes of this Agreement, beneficial ownership shall be determined pursuant to Rule 13d-3 ("Rule 13d-3")
                                                                  ----------
promulgated by the Commission pursuant to the Exchange Act.

          (b) Each of the Stockholders hereby jointly and severally covenants and agrees that from and after the date hereof none of the Stockholders or their Affiliates will, without the prior written consent of the Company specifically expressed in a vote adopted after the Closing by the Board, directly or indirectly, purchase or cause to be purchased or otherwise acquire (other than pursuant to a stock split, stock dividend or similar transaction) or agree to acquire, or become or agree to become the beneficial owner of, any additional Stock, except that the Stockholders and their Affiliates may purchase shares of Common Stock (A) upon exercise of some or all of the Warrants, (B) from time to time, in the open market or in privately negotiated transactions, up to an aggregate of 146,700 shares of Common Stock, and (C) from time to time, in the open market or in privately negotiated transactions, up to an aggregate number of shares of Common Stock which, when added to the shares of Common Stock then owned by the Stockholders and their Affiliates, would result in the Stockholders and their Affiliates owning no more than the highest percentage of voting securities of the Company held by the Stockholders and their Affiliates immediately following the Closing or any purchase permitted by clauses (A) or
(B) above. Nothing contained in Section 5.6(a) or the preceding sentence of this
Section 5.6(b) shall limit the ability under the 1997 Stock Purchase Agreement of any member of the Advisory Board of Chilmark who acquired shares of Common Stock from the Purchaser on September 18, 1997 in accordance with the 1997 Stock Purchase Agreement to acquire, from time to time, in the open market or privately negotiated transactions, up to an aggregate number of shares of Common Stock equal to 50% of the number of shares so acquired from the Purchaser or otherwise prohibit the acquisition of Shares by any such member in accordance with Section 9.3(d) hereof. Each of the Stockholders agrees that none of the Stockholders or their Affiliates will, without the prior written consent of the Board specifically expressed in a vote adopted by the Board, directly or indirectly, transfer any shares of Stock now owned or hereafter acquired by them, except for transfers made: (i) pursuant to the provisions of Section 5.6(c) below, (ii) pursuant to a publicly announced tender offer for any shares of Stock by any corporation, entity, person or group (other than any of the Stockholders or their Affiliates) which the Board has voted to recommend to holders of any shares of Stock, (iii) pursuant to the exercise of the registration rights provided in Article VI hereof, (iv) pursuant to open market sales made in accordance with Rule 144 under the Securities Act, including, if applicable, paragraph (k) thereof or (v) to the members or investors of the Purchaser, and to their members or investors, by distribution, dissolution or otherwise; provided, however, that in no event shall any such
                          --------  -------
member or investor referred to in clause (v) above who is an Affiliate of either of the Stockholders be permitted to, directly or indirectly, transfer any shares of Stock now owned or hereafter acquired, except in accordance with this Section 5.6(b). For purposes of this Agreement, "transfer" shall mean and include any sale, assignment, gift, pledge, the imposition of any other encumbrance or any other disposition or any agreement or obligation to do any of the foregoing.

          (c) If any Stockholder or any Affiliate thereof desires to sell any shares of Stock (a "Selling Stockholder") (other than pursuant to clause (ii),
                    -------------------
(iii), (iv) or (v) of Section 5.6(b) hereof), the following requirements shall be satisfied:

          (i) The Selling Stockholder shall notify the Company in writing of the proposed sale (the "Notice of Proposed Transfer"). The Notice of Proposed
                        ---------------------------
Transfer shall identify and provide reasonable information concerning the background, business experience and business affiliations of the proposed transferee (the "Transferee"), the purchase price or other consideration, if
                 ----------
any, the number of shares and type of Stock to be transferred and the complete terms of the proposed transaction.

          (ii) For a period of ten (10) business days following the receipt of the Notice of Proposed Transfer, the Company and/or any substitute purchaser(s) as designated by the Company (the Company and/or such substituted purchaser is hereinafter sometimes called the "Buyer") shall have the option to purchase all,
                                  -----
but not less than all, the Stock specified in the Notice of Proposed Transfer at the price and upon the terms set forth in the Notice of Proposed Transfer; provided, however, that if the type of consideration that was to be paid was non-cash consideration, then the amount payable by the Buyer for such Stock shall be determined in good faith by the Board, after consultation with the Company's investment banker. In the event that Buyer elects to purchase all, but not less than all, of the Stock specified in the Notice of Proposed Transfer, it shall give written notice to the Selling Stockholder of its election, in which case settlement for said Stock shall be made and the Buyer shall purchase such Stock for such price, in cash within ten (10) business days after the date the Company receives the Notice of Proposed Transfer. In the event that Buyer elects not to purchase all of the Stock specified in the Notice of Proposed Transfer, the Selling Stockholder may consummate the proposed transfer of said Stock with the Transferee, provided, however, that such transfer shall not be consummated unless and until such Transferee agrees in writing to be bound by all of the terms of and to perform all of the obligations of the Stockholders contained in
Section 5.6(b), this Section 5.6(c) and in Section 5.6(d) of this Agreement in the same manner as if such Transferee were a party to this Agreement.

          (d) Each of the Stockholders hereby agrees that, prior to the date on which the Stockholders beneficially own collectively less than 0.5% of the total issued and outstanding shares of Common Stock, none of the Stockholders or their Affiliates will, directly or indirectly, or will solicit, request, advise, assist or encourage others, directly or indirectly, to:

          (i) form, join in or in any other way participate in a "partnership, limited partnership, syndicate or other group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to shares of Stock or deposit any Stock in a voting trust or similar arrangement or subject any Stock to any voting agreement or pooling arrangement, other than solely with one or more other Stockholders or Affiliates with respect to shares of Common Stock permitted to be owned hereunder;

          (ii) solicit proxies or written consents of shareholders with respect to Stock under any circumstances, or make, or in any way participate in, any "solicitation" of any "proxy" to vote any shares of Stock, or become a "participant" in any election contest with respect to the Company (as such terms are defined or used in Rules 14a-1 and 14a-11 under the Exchange Act);

          (iii) seek to call, or to request the call of, a special meeting of the shareholders of the Company or seek to make, or make, a shareholder proposal, or seek to make or make, any nomination of any candidate as a director of the Company other than a designee of the Purchaser pursuant to Section 4.5 hereof or any candidate nominated by the Board, at any meeting of the shareholders of the Company;

          (iv) commence or announce any intention to commence any tender offer for any shares of Stock;

          (v) make a proposal or bid with respect to, announce any intention or desire to make, or discuss with any person, or publicly make or disclose, cause to be made or disclosed publicly, facilitate the making public or public disclosure of, any proposal or bid with respect to, the acquisition of any substantial portion of the assets of the Company or of the assets or stock of any of its Subsidiaries or of all or any portion of the outstanding Stock, or any merger, consolidation, other business combination, restructuring, recapitalization, liquidation or other extraordinary transaction involving the Company or any of its Subsidiaries;

          (vi) otherwise act alone or in concert with others to seek to control or influence in any manner the management or the Board (including the composition thereof) or the business, operations or affairs of the Company; provided, however, that this provision shall not prevent the Purchaser's designee on the Board from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board with respect to matters coming before it;

          (vii) arrange, or in any way participate in, any financing for any transaction referred to in clauses (i) through (vi) above inclusive;

          (viii) make public, or cause or facilitate the making public (including by disclosure to any journalist or other representative of the media) of, any request, or otherwise seek, to obtain any waiver or amendment of any provision of this Agreement, or to take any action restricted hereby.

          Notwithstanding the foregoing, (i) the Stockholders may make such filings with the Commission pursuant to Sections 13(d) and 16(a) of the Exchange Act to reflect changes in the beneficial ownership of any shares of Stock of any Stockholder (to the extent such changes reflect action taken by such Stockholder which is permitted by this Agreement) and (ii) the Purchaser may exercise its rights with respect to the election of a director to the Board pursuant to
Section 4.5 of this Agreement.

          (e) So long as the Stockholders beneficially own collectively 5.0% or more of the total issued and outstanding shares of Common Stock or an individual designated by the

Purchaser pursuant to Section 4.5 is a member of the Board, whenever there shall be submitted to the stockholders of the Company nominees for election to the Board, each of the Stockholders and any Affiliate of such Stockholder controlled directly or indirectly by such Stockholder hereby agrees to vote, or to cause to be voted, all Stock then held by such Stockholder, whether beneficially or of record, and entitled to vote on such matter, in favor of such nominees designated or nominated by the Board, and, unless otherwise requested by the Company, not in favor of any other nominee or nominees other than a designee of the Purchaser pursuant to Section 4.5.

          (f) Each of the Stockholders hereby covenants and agrees that each Stockholder will promptly notify the Company when and if such Stockholder receives or learns of (A) any oral or written request to any of the Stockholders or any of their Affiliates to participate in any of the transactions or actions referred to in paragraphs (i) through (viii) of subsection (d) above inclusive or (B) any oral or written communication from or by any person or entity (other than the Company) with respect to any of the transactions or actions referred to in paragraphs (i) through (viii) of subsection (d) above inclusive, if such person or entity could reasonably be deemed to be capable of effecting, participating in or materially assisting in such an action or transaction (through one or more Affiliates or otherwise) and such oral or written communication was of a nature that could reasonably be deemed to indicate a serious interest in effecting, participating in or materially assisting in such an action or transaction.

          5.7.  Proxy Statement; Stockholder Approval.  (a)  The Company
                -------------------------------------
shall, as promptly as practicable following the date of this Agreement, prepare and file with the Commission, and will use its best efforts to have cleared by the Commission and thereafter shall mail to its stockholders as promptly as practicable a proxy statement and a form of proxy in connection with, among other things, the vote of the Company's stockholders to approve the issuance and sale of Common Stock contemplated by this Agreement. The proxy statement, and any amendments thereof or supplements thereto, will not, at the time of the mailing of the proxy statement or any amendments thereof or supplements thereto and at the time of the Stockholders Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied in writing by the Purchaser or any affiliate of the Purchaser specifically for inclusion in the proxy statement. The proxy statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) The Company shall duly call, give notice of, convene and hold its annual, or a special, meeting of its stockholders (the "Stockholders
                                                            ------------
Meeting") and shall use its best efforts to obtain the requisite affirmative
-------
approval of its stockholders at the Stockholders Meeting of the issuance and sale of the Common Stock contemplated by this Agreement. The Purchaser and

Chilmark shall be present, in person or by proxy, at the Stockholders Meeting and shall vote or cause to be voted all shares of Common Stock held of record or beneficially owned (with the power to vote or direct the vote) by it and eligible to vote as of the record date for such meeting in favor of the proposal seeking such approval.

                           VI.  REGISTRATION RIGHTS

          The Company covenants and agrees to provide the following registration rights:

          6.1.  "Piggyback" Registration.  If, at any time while the Purchaser
                 -----------------------
shall hold shares of Common Stock or Warrants, the Company proposes to file a registration statement relating to the offering of any of its capital stock under the Securities Act (other than (i) a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect, (ii) any registration statement on Form S-4 or similar successor form, or (iii) a registration statement relating to a transaction pursuant to Rule 145 of the Securities Act), whether or not for sale for its own account, the Company shall, at least twenty-one days (or if such twenty-one day period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to the Purchaser. Upon receipt by the Company not more than seven days (unless the notice given to the Purchaser pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to five days) after such notice of a written request from the Purchaser for registration of Purchaser's Stock (as hereinafter defined), (i) the Company shall, subject to Section 6.3, include such Purchaser's Stock in such registration statement, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Purchaser's Stock, unless the managing underwriter therefor concludes in its reasonable judgment that the number of securities requested to be included in such registration exceeds the number which can reasonably be sold in (or during the time of) such offering, in which case the Company may (i) include all securities initially proposed by the Company to be sold for its own account and
(ii) decrease the number of shares of Purchaser's Stock and any other securities (other than securities included by virtue of clause (i) above) proposed to be sold to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter; provided, however, that there shall be no such decrease in the number of shares of Purchaser's Stock unless the number of shares of Purchaser's Stock and such other securities (other than the securities included by virtue of clause (i) above) proposed to be sold has been decreased on a pro rata basis, calculated according to the number of shares of Purchaser's Stock and other securities requested to be included by the respective holders of each. "Purchaser's Stock"
                                                             -----------------
means any Warrants or shares of Common Stock acquired by the Purchaser pursuant to this Agreement or the 1997 Stock Purchase Agreement, or by a Stockholder in accordance with Section 5.6(b) hereof or Section 5.6(b) of the 1997 Stock Purchase Agreement, for which any Stockholder requests registration pursuant to
Section 6.1 or 6.2.

          6.2.  Demand Registration.  If the Company shall receive at any time
                -------------------
or from time to time a written request from the Purchaser requesting the Company to register any shares of Purchaser's Stock under the Securities Act on Form S-3 (or if the Company is not eligible to use Form S-3, then on Form S-1 or S-2), or any other similar form then in effect, the Company agrees that it will use all reasonable efforts to cause the prompt registration of all shares of Purchaser's Stock as to which such request is made (or will amend or supplement an effective registration statement to include Purchaser's Stock). The Company may postpone for a limited time, which in no event shall be longer than 90 days, compliance with a request for registration pursuant to this Section 6.2 if (i) the Company shall have given notice to the Purchaser of the occurrence of a Suspension Event (as hereinafter defined) or (ii) the Company is conducting a public offering of capital stock and the managing underwriter concludes in its reasonable judgment that such compliance would materially adversely affect such offering. Notwithstanding anything in this Section 6.2 to the contrary, the Company shall not be required to: (a) comply with more than three (3) requests of the Purchaser pursuant to this Section 6.2 or (b) prepare or cause to be prepared audited financial statements of the Company other than those prepared in the normal course of the Company's business at its fiscal year end. Any underwriter selected by the Purchaser to act as such in connection with a registration pursuant to this Section 6.2 shall be reasonably acceptable to the Company. The Company shall not be required to file and effect a new registration pursuant to this Section 6.2(b) until a period of nine (9) months has elapsed from the termination of the registration statement with respect to Purchaser's Stock covered by a prior registration request. The Company agrees that in the event the Purchaser makes a request under this Section 6.2 to cause the Company to effect a demand registration and the Company is precluded from effecting such registration with respect to 25% or more of the shares of Purchaser's Stock subject to such request as a consequence of the terms of registration rights previously granted by the Company to any of the Other Holders, then, under such circumstances, such request shall not be counted against the number of demand requests granted to Purchaser under this Section 6.2.

          6.3.  General Provisions.  (a)  The Company will use all reasonable
                ------------------
efforts to cause any registration statement referred to in Sections 6.1 and 6.2 to become effective and to remain effective (with a prospectus at all times meeting the requirement of the 1933 Act) until the earlier of 180 days from the effective date of the registration statement and the date the Purchaser completes its distribution of Purchaser's Stock, subject, however, to the Company's suspension rights set forth in Section 6.7(b). The Company will use all reasonable efforts to effect such qualifications under applicable Blue Sky or other state securities laws as may be reasonably requested by the Purchaser (provided that the Company shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale or other distribution. The Company will cause the Purchaser's Stock to be listed on the principal stock exchange on which the shares of Common Stock are listed.

          (b) The Purchaser acknowledges that the Company has previously granted registration rights to other holders of Common Stock and/or other securities issued by the Company that are convertible into or exercisable for shares of Common Stock (collectively, the "Other Holders"). The Purchaser
                                           -------------
further acknowledges that, notwithstanding anything to the contrary provided in this Agreement, the registration rights granted to the Purchaser under this Agreement shall, in every case, be subject to the rights of the Other Holders and, to the extent, if any, that any of the provisions of this Article VI conflict or are inconsistent with any of such rights of the Other Holders, such rights of the Other Holders shall govern with respect to the subject matter of such conflict or inconsistency.

          (c) The Purchaser agrees, if requested by the managing underwriter or underwriters in an underwritten offering (an "Offering"), not to effect any
                                                 --------
public sale or distribution of any of the securities of the Company of any class included in such Offering, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Offering), during the 15-day period prior to, and during the 90-day period beginning on, the date of pricing of each Offering, to the extent timely notified in writing by the Company or the managing underwriters. Furthermore, notwithstanding anything to the contrary set forth in the Agreement, the Company's obligation under this Agreement to cause a registration statement and any filings with any state securities commission to be made or to become effective or to amend or supplement such registration statement shall be suspended in the event and during such period as the Company is proceeding with an Offering if the Company is advised by the underwriters that the sale of shares of Purchaser's Stock under such registration statement would have a material adverse effect on the Offering.

          (d) Following the effectiveness of a registration statement and the filings with any state securities commissions, the Purchaser agrees that it will not effect any sales of the Purchaser's Stock pursuant to such registration statement or any such filings at any time after it has received notice from the Company to suspend sales (i) as a result of the occurrence or existence of any Suspension Event, or (ii) so that the Company may amend or supplement such registration statement or such filing. The Purchaser may recommence effecting sales of the Purchaser's Stock pursuant to the registration statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than three (3) business days after the conclusion of any such Suspension Event or amendment or supplement.

          6.4.  Information, Documents, Etc.  Upon making a request for
                ---------------------------
registration pursuant to Sections 6.1 or 6.2, the Purchaser shall furnish to the Company such information regarding its holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Article VI. The Company agrees that it will furnish to the Purchaser the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to in this Article VI as the Purchaser from time to time may reasonably request.

          6.5.  Expenses.  The Company will bear all expenses of registrations
                --------
pursuant to Section 6.1 and one-half of all expenses of the first two registrations (and amendments and supplements related thereto) pursuant to
Section 6.2 (in each case, other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to shares of Purchaser's Stock sold by the Purchaser, and fees and expenses of any accountants, counsel or other parties retained or employed by holders of Purchaser's Stock) including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the Company in connection with such registration and amendments or supplements in connection therewith. The Purchaser will bear one-half of all expenses of the first two registrations (and amendments and supplements related thereto) and all expenses of the third registration (and amendments and supplements related thereto) pursuant to
Section 6.2, including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the Company and the Purchaser and the holders of Purchaser's Stock. Notwithstanding the foregoing, the Company agrees that in the event that subsequent to the date hereof the Company shall grant demand registration rights to a third party and shall agree in connection therewith to bear all or a greater portion of the expenses of such demand registrations than as set out above, then this Section
6.5 shall be deemed to have been amended to provide for the Company to bear, and the Company shall bear, the same portion of the expenses of any subsequent registration pursuant to Section 6.2 of this Agreement as the Company shall have agreed to bear for such third party.

          6.6.  Cooperation.  In connection with any registration of
                -----------
Purchaser's Stock pursuant to this Article VI, the Company agrees to:

          (a) enter into such customary agreement (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Purchaser or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

          (b) furnish, at the request of the Purchaser or any underwriters participating in such offering and sale, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the Purchaser's Stock and/or the date of the closing for the sale of the Purchaser's Stock from the independent certified public accountants of the Company and addressed to the

Purchaser and any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent with respect to the Company within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall be in form reasonably satisfactory to the managing underwriter (or, if none, to the Purchaser) and shall cover matters of the type customarily covered in "cold comfort" letters in connection with transactions of a similar nature for similar entities and (ii) an opinion, dated the date of the closing for the sale of the Purchaser's Stock, of the counsel representing the Company with respect to such offering and sale (which counsel may be the General Counsel of the Company or other counsel reasonably satisfactory to the Purchaser), addressed to the Purchaser and any such underwriters, which opinion shall be in form reasonably satisfactory to the managing underwriter (or, if none, to the Purchaser) and shall address such matters as are customary in transactions of a similar nature for similar entities;

          (c) make available for inspection by the Purchaser, the underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), the counsel for the Purchaser, one accountant or accounting firm retained by the Purchaser and any such underwriters, or any other agent retained by the Purchaser or such underwriters, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request; provided that any such party shall keep the contents thereof
         --------
confidential in the manner prescribed by Section 5.1.

          6.7.  Action to Suspend Effectiveness; Supplement to Registration
                -----------------------------------------------------------
Statement.  (a)  The Company will notify the Purchaser and its counsel
---------
promptly of (i) any action by the Commission to suspend the effectiveness of the registration statement covering the Purchaser's Stock or the institution or threatening of any proceeding for such purpose (a "Stop Order") or (ii) the
                                                   ----------
receipt by the Company of any notification with respect to the suspension of the qualification of the Purchaser's Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Purchaser shall cease to offer or sell any Purchaser's Stock pursuant to the registration statement in the jurisdiction to which such Stop Order or suspension relates. The Company will use all reasonable efforts to prevent the issuance of any such Stop Order or the suspension of any such qualification and, if any such Stop Order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Purchaser and its counsel at the earliest practicable date of the date on which the Purchaser may offer and sell Purchaser's Stock pursuant to the registration statement.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to cause the registration of Purchaser's Stock and any filings with any state securities commission to be made or to become effective or to amend or supplement a registration statement shall be suspended in the event and during such period that there are pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in such registration statement or such filing (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or inadvisable to cause such
-----------------
registration statement or such filings to be made or to become effective or to amend or supplement such registration statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed ninety (90) days. Immediately upon receipt by the Purchaser of notice of a Suspension Event, the Purchaser shall cease to offer or sell any Purchaser's Stock pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, at its expense, all copies (other than permanent file copies) of such registration statement.

          (c) In the event the Company shall determine that it is necessary to amend or supplement any registration statement relating to Purchaser's Stock, the Company will furnish copies of such proposed amendment or supplement to the Purchaser and its counsel and will not file or distribute such amendment or supplement without the prior consent of the Purchaser, which consent shall not be unreasonably withheld.

          6.8.  Indemnification.  In the event any Purchaser's Stock is
                ---------------
included in a registration statement under this Article VI:

          (a) To the full extent permitted by law, the Company will indemnify and hold harmless the Purchaser and each subsequent holder of Purchaser's Stock as set forth in Section 9.3(d) hereof (each, a "Holder") and the affiliates of
                                                ------
such Holder, and their respective directors, officers, employees, general and limited partners, members, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a
----------
material fact contained in such registration statement, including any preliminary prospectus, any final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company in connection with the registration of Purchaser's Stock under the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 6.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable hereunder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Purchaser or controlling person; and provided, further, that the Company
                                         --------  -------
shall not be liable hereunder in any such case to the extent it is determined that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made:

          (A) in any such preliminary prospectus, if (I) it was the responsibility of such Holder to provide the person asserting such loss, claim, damage, liability or expense with a current copy of the prospectus and such Holder failed to deliver or cause to be delivered a current copy of the prospectus to such person after the Company had furnished such Holder with a sufficient number of copies of the same and (II) the current prospectus corrected such untrue statement or omission; or

          (B) in such prospectus, if such untrue statement or omission is corrected in an amendment or supplement to such prospectus and the Holder thereafter fails to deliver the prospectus as so amended or supplemented prior to or concurrently with the sale of Purchaser's Stock to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such Holder with a sufficient number copies of the same.

          Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, employee, general or limited partner, member, agent, representative or controlling person and shall survive the transfer of such securities by such Holder. Each Holder shall furnish such information regarding itself or the claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (b) To the full extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon

(i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the circumstances described in clauses (A) or (B) of Section 6.8(a); and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
Section 6.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 6.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under
                       --------
this Section 6.8(b) exceed the gross proceeds from the offering received by such Holder; and provided, further, that the obligation to provide indemnification
            --------  -------
pursuant to this Section 6.8(b) shall be several, and not joint and several, among such indemnifying parties. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, representative or controlling person and shall survive the transfer of such securities by such prospective seller.

          (c) Promptly after receipt by an indemnified party under this Section
6.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party or parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section
6.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.8. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party or there are defenses available to the indemnified party that are different from, or additional to, the defenses that are available to the indemnifying party, or

(iii) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that, the indemnifying party shall not, in connection with any proceeding or related proceedings, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one firm acting as local counsel) for all indemnified parties.

          (d) Contribution.  If for any reason (other than the reasons expressly
              ------------
specified in this Section 6.8) the foregoing indemnity and payment obligation is unavailable or is insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of this Section 6.8, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any loss, claim, damage or liability (or actions or proceedings in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been taken or made by, or relates to information supplied by, the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Section 6.8(d) were to be determined by pro rata allocation or by any
                                                --- ----
other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6.8(d). Notwithstanding anything in this Section 6.8(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6.8(d) to contribute any amount in excess of the gross proceeds received by such indemnifying party from the sale of Purchaser's Stock in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and the Holders under this Section
6.8 shall survive the completion of any offering of Purchaser's Stock in a registration statement under this Article VI.

          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement (if any) entered into in connection with any underwritten public offering of the Purchaser's Stock are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

                             VII. INDEMNIFICATION

          7.1.  Indemnification by the Company.  The Company shall indemnify
                ------------------------------
and hold the Purchaser and each of its members, employees, officers and agents harmless from and against any and all losses, claims, damages or liabilities whatsoever (including legal fees and expenses) incurred by any of them based upon, resulting from or arising out of (i) any material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or (ii) except as provided in Section 7.2, any claim brought, directly or indirectly, by a third party relating to the transactions contemplated by this Agreement.

          7.2.  Indemnification by the Purchaser.  The Purchaser (and with
                --------------------------------
respect to Sections 5.1, 5.2, 5.6 and 5.7, Chilmark) shall indemnify and hold the Company and each of its employees, directors, officers and agents harmless from and against any and all losses, claims, damages or liabilities whatsoever (including legal fees and expenses) incurred by any of them

(i) in the case of the Purchaser, resulting from or arising out of any material breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement and (ii) in the case of Chilmark, resulting from or arising out of any material breach of any covenant or agreement of Chilmark contained in Sections 5.1, 5.2, 5.6 or 5.7 of this Agreement.

                               VIII.  TERMINATION

          8.1   Termination.  (a) This Agreement may be terminated and the
                -----------
transactions contemplated herein may be abandoned at any time prior to the
Closing:
          (i) by the Company or the Purchaser, if the Closing has not occurred by January 31, 1999;

          (ii)  by mutual written consent of the Company and the Purchaser;

          (iii) by the Company, if there has been a material misrepresentation or breach of warranty on the part of the Purchaser in the representations and warranties contained herein or a material breach of covenants on the part of the Purchaser and the same has not been cured within 30 days after notice thereof;

          (iv) by the Purchaser, if there has been a material misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein or a material breach of covenants on the part of the Company and the same has not been cured within 30 days after notice thereof;

          (v) by the Purchaser, if the terms of the Credit Facility Amendments are not reasonably satisfactory to the Purchaser; or

          (vi) by either the Purchaser or the Company, if any Governmental Entity shall have issued a final order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable, provided that the party seeking to terminate shall have used its best efforts to appeal such order, decree, ruling or other action.

          (b) Notwithstanding anything herein to the contrary, the right to terminate this Agreement under this Section 8.1 shall not be available to any party to the extent the failure of such party to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

          (c) A party terminating this Agreement pursuant to this Section 8.1 shall give written notice thereof the other party hereto, whereupon this Agreement shall terminate and be of no further force and effect, the transactions contemplated hereby shall be abandoned without further action by any party and there shall be no liability on the part of the Company or the Purchaser, except as provided in Section 9.7 hereof and except for any liability for any willful breach hereof; provided however that the provisions of Sections 5.1, 7.1 and 7.2 shall survive any such termination.

                            IX.  GENERAL PROVISIONS

          9.1.  Survival of Representations, Warranties and Agreements.
                ------------------------------------------------------
Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each representation and warranty in this Agreement and each agreement or covenant in this Agreement which does not by its own terms expire on or prior to the Closing shall survive the Closing without limitation as to time, except as specifically referred to herein.

          9.2.  Notices.  Any notice, request, instruction or other document
                -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, or (ii) on the date of transmission if sent by nationally recognized overnight courier, certified or registered mail, return receipt requested or (iii) three days after being deposited in the U.S. mail, postage prepaid:

          (a)   if to the Purchaser, addressed as follows:

                Cape Ann Investors, L.L.C.
                c/o Chilmark Fund II, L.P.
                875 North Michigan Avenue
                Suite 2100
                Chicago, Illinois  60611
                Attention:  Mr. David M. Schulte

                with a copy to:

                Cleary, Gottlieb, Steen & Hamilton
                One Liberty Plaza
                New York, New York  10006
                Attention:  William A. Groll, Esq.

          (b)   if to the Company, addressed as follows:

                NutraMax Products, Inc.
                51 Blackburn Drive
                Gloucester, Massachusetts  01930
                Attention:  Robert F. Burns, Vice President and
                            Chief Financial Officer

                with a copy to:

                Eugene M. Schloss, Jr., Esq.
                1700 Cary Road
                Huntingdon Valley, Pennsylvania  19006-5002

                         and

                Goodwin, Procter & Hoar, LLP
                Exchange Place
                53 State Street
                Boston, Massachusetts  02109
                Attention:  Joseph L. Johnson III, Esq.

or to such other individual or address as a party hereto my designate for itself by notice given as herein provided.

          9.3.  General.  (a)  This Agreement (including the documents and
                -------
instruments referred to or incorporated herein, including the Warrants) constitutes the entire agreement, and supersedes all of the prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, if this Agreement is terminated, it will not be deemed to supersede prior agreements between the parties, including the 1997 Stock Purchase Agreement and the October Agreement, and such agreements will continue in full force and effect.

          (b) This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder other than as contemplated in Article VI, Article VII and Section 9.3(d) and shall not be assigned by any party by operation of law or otherwise.

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

          (c) This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

          (d) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs and permitted assigns. This Agreement is not assignable except by consent of each of the parties hereto or operation of law; provided that in the event Purchaser shall distribute the Shares to its investors (whether as a result of dissolution or otherwise), (i) the holders of such Shares shall succeed to the rights and obligations of the Purchaser contained in Article VI hereof and (ii) Chilmark Fund II, L.P. shall succeed to the rights and obligations of the Purchaser contained in Section 4.5 hereof so long as it shall hold any Shares; and provided further that the members of the Advisory Board of Chilmark to whom the Purchaser transferred shares of Common Stock in accordance with the 1997 Stock Purchase Agreement shall have the rights and obligations of the Purchaser with respect to such shares contained in Section 5.6 and Article VI hereof, other than Section 6.2 hereof; and provided further that, prior to the Closing, the Purchaser may, without the prior written consent of the Company and without relieving the Purchaser of its obligations hereunder, assign to such members of the Advisory Board of Chilmark the right and obligation to purchase up to 75,060 Shares as long as such member agrees in writing to be bound by all of the terms of and to perform all of the obligations of the Purchaser with respect to such Shares contained in Section 5.6 and Article VI hereof, other than Section 6.2 hereof, and makes a representation as to such member to the same effects set forth for the Purchaser in Section 3.6 hereof or otherwise provides written evidence, reasonably satisfactory to the Company, that such transfer may be effected in compliance with the federal securities laws and applicable state securities laws, in which case, upon consummation of the purchase of Shares by any such member, such member shall have the rights and obligations of the Purchaser with respect to such Shares contained in Section 5.6 and Article VI hereof, other than Section 6.2 hereof. Any purported assignment of this Agreement in violation of this Section 9.3 shall be null and void.

          9.4.  Governing Law. (a)  THIS AGREEMENT AND THE RIGHTS AND
                -------------
OBLIGATIONS OF THE PARTIES CREATED HEREBY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (b) Each party agrees that any proceeding relating to this Agreement shall be brought in a state court of Delaware. Each party hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that any such Delaware court is an inconvenient forum.

          9.5.  Severability of Provisions.  If any provision or any portion of
                ---------------------------

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

any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, to the extent permitted by law, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

          9.6.  Captions.   All section titles or captions contained in this
                --------
Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          9.7.  Expenses.  Except as otherwise expressly provided in this
                --------
Agreement, the Company shall pay the expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby.

          9.8.  Equitable Relief.   Each party acknowledges that, in the event
                ----------------
of any breach of this Agreement by a party, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that such other party, in addition to any other remedy to which it may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to compel specific performance of this Agreement. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

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

          9.9.  Definitions.   The following terms shall have the respective
                -----------
meanings specified in the indicated Sections of this Agreement:

Term                                                    Agreement Section
-----                                                   -----------------

1997 Stock Purchase Agreement                                      Recitals
Affiliate                                                          5.6(a)
Agreement                                                          Recitals
Authority                                                 1.3(b)
Board                                                     1.3(d)(ii)
Buyer                                                     5.6(c)(ii)
Chilmark                                                  5.1(b)
Closing                                                   1.3(a)
Commission                                                2.6
Common Stock                                                       Recitals
Company                                                            Recitals
Credit Facilities                                                  1.3(b)
Credit Facility Amendments                                         1.3(b)
Encumbrances                                              1.1
Exchange Act                                              2.4
Financial Statements                                      2.7(a)
FNBB                                                      1.3(b)
Governmental Entity                                       1.3(b)
Hart-Scott-Rodino Act                                     1.3(b)
Holder                                                    6.8(a)
Korman Purchase                                                    Recitals
Korman Purchase Agreement                                          Recitals
Legal Requirements                                        1.3(b)
Lenders                                                            Recitals

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

Lepone Purchase                                                    Recitals
Lepone Purchase Agreement                                          Recitals
Loan Agreement                                                     1.3(b)
Material Adverse Effect                                   1.3(b)
NASD                                                      2.3(a)
Notice of Proposed Transfer                               5.6(c)(i)
October Agreement                                                  Recitals
Offering                                                  6.3(c)
Other Holders                                             6.3(b)
Person                                                    4.1
Purchase Agreements                                                Recitals
Purchaser                                                          Recitals
Purchaser Material Adverse Effect                         1.3(c)
Purchaser's Stock                                         6.1
Rule 13d-3                                                5.6(a)
SEC Reports                                               2.6
Securities Act                                            3.6(a)
Selling Stockholder                                       5.6(c)
Shares                                                             Recitals
Stock                                                     5.6(a)
Stockholders                                              5.6(a)
Stockholders Meeting                                      5.7(b)
Stop Order                                                6.7(a)
Subsidiary                                                2.1
Suspension Event                                          6.7(b)
Transferee                                                5.6(c)(i)
Violation                                                 6.8(a)
Warrants                                                           Recitals

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

          IN WITNESS WHEREOF, each of the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                 NUTRAMAX PRODUCTS, INC.


                                 By:  /s/ Robert F. Burns
                                      -------------------
                                      Name:   Robert F. Burns
                                      Title:  Vice President, Chief Financial
                                              Officer and Treasurer


                                 CAPE ANN INVESTORS, L.L.C.


                                 By:  Chilmark Fund II, L.P., its Managing
                                      Member


                                 By:  Chilmark II, L.L.C., its General Partner


                                 By:  /s/ David Schulte
                                      -----------------
                                      Name:   David Schulte
                                      Title:  President


                                 SOLELY FOR PURPOSES OF
                                   SECTIONS 5.1, 5.2, 5.6, 5.7 AND 7.2:


                                 CHILMARK FUND II, L.P.


                                 By:  Chilmark II, L.L.C., its General Partner


                                 By:  /s/ David Schulte
                                      -----------------
                                      Name:   David Schulte
                                      Title:  President

                                       65